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                    SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

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                               FORM 8-K

                            Current Report
                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

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   Date of Report (Date of earliest event reported):  November 3, 2000




                            SHONEY'S, INC.
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         (Exact name of registrant as specified in its charter)



         Tennessee                    0-4377                 62-0799798
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(State or other jurisdiction  (Commission File No.)       (I.R.S. Employer
     of incorporation)                                   Identification No.)



        1727 Elm Hill Pike, Nashville, TN                      37210
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     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (615) 391-5201
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ITEM 5.  OTHER EVENTS.

     The New York Stock Exchange (the "NYSE"), on which the common stock and liquid yield option notes due April 11, 2004 of Shoney's, Inc. (the "Company") had traded prior to July 12, 2000, has notified the Company that it had rejected the Company's appeal of its earlier decision to commence delisting proceedings with regard to such securities. Trading in the Company's securities has been suspended by the NYSE since before the opening of business on July 12, 2000 when the NYSE staff notified the Company that it intended to commence delisting proceedings. The notification stated that the Company failed to meet the NYSE's continued listing criteria relating to total market capitalization (minimum of $50 million) and stockholders' equity (minimum of $50 million). In addition, the Company earlier this year fell below the required 30-trading day average share price.

     Since July 12, 2000 Shoney's common stock has been traded on the Over-the-Counter Bulletin Board (the "OTCBB"). The OTCBB is a regulated quotation service that offers real-time quotes, last sales prices and volume information in over-the-counter equity securities.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     None.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SHONEY'S, INC.



Dated: November 7, 2000                  By: /s/ James M. Beltrame
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                                            James M. Beltrame
                                            Chief Financial Officer